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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S -3 No. 33 -73492) of Cantel Medical Corp. and in the related Prospectus and to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-73446, 33-04495, 333-20819 and 333-57232) of Cantel Medical Corp., of our
report dated September 26, 2003, with respect to the consolidated financial statements and schedule of Cantel Medical Corp. included in this Annual Report on Form 10 -K for the year ended July 31, 2003.



                                     /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
October 29, 2003